Paivis, Corp. (Formerly APO Health, Inc.) and Jupiter Global Holdings, Corp. Announce Final Closing of Merger Agreement

2006-05-15 11:57 ET - News Release

Also News Release (U-JPHC) JUPITER GLOBAL HOLDINGS CORP

OCEANSIDE, NY -- (MARKET WIRE) -- 05/15/06

Paivis, Corp. (formerly APO Health, Inc.) ("Paivis") (OTC BB: APOA) and Jupiter Global Holdings, Corp. ("Jupiter") (OTC: JPHC) today jointly announced their closing of the Definitive Agreement and Plan of Merger (the "Merger Agreement") dated April 21, 2006, pursuant to which Paivis acquired, through a wholly-owned subsidiary, 100% of the issued and outstanding common shares of Jupiter, and Jupiter became a wholly-owned subsidiary of Paivis. As consideration in the merger transaction, Paivis has agreed to exchange shares of its common stock with Jupiter's shareholders at an exchange ratio that valued the Jupiter shares at $0.005 per common share whereby Jupiter shareholders will receive approximately 0.46232 of a share of Paivis common stock. No fractional shares will be issued in the share exchange.

A new symbol will be assigned reflecting the name change from APO Health, Inc. to Paivis, Corp. The current management of Paivis and Jupiter will not continue with the successor entity. A new team of experienced management will be brought in, and the current management of Macro Communications, Inc., the core operating subsidiary of Jupiter, will take a leading role in the management of the merged companies.

Jan Stahl, the departing Chief Executive Officer of Paivis, commented, "We are pleased to have been able to reach a closing of the transaction and we welcome the Jupiter shareholders as Paivis shareholders and feel very strongly on the new combined entities moving forward."

Ray Hawkins, the Chief Executive Officer of Jupiter, commented further, "We are glad we achieved a closing of the Merger Agreement; the future is bright for the merged company."

Details, including but not limited to the specifics of the exchange ratio, regarding the consummation of the Merger Agreement will be filed by Paivis in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission as required.

ABOUT PAIVIS, CORP. (FORMERLY APO HEALTH, INC.)

Paivis, Corp. (formerly APO Health, Inc.), a Nevada corporation, through its subsidiary distributes medical, dental and health and beauty aids products to dental and medical professionals and wholesalers throughout the United States.

ABOUT JUPITER GLOBAL HOLDINGS, CORP.

Jupiter Global Holdings, Corp., a Nevada corporation, is a holding company with interests and developments in a diverse number of growing industries. Jupiter plans to achieve a leadership position through the building of a synergistic network of innovative, profitable and global businesses.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

Statements contained herein that are not based on historical fact , as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. Paivis and Jupiter intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause Paivis and Jupiter actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in Paivis and Jupiter annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

Please visit Jupiter's website: www.jupiterglobal.net

For more information regarding Jupiter, please contact:

Jupiter Global Shareholder Services

Phone: 1.800.963.6532

Email Address: Email Contact

For more Paivis information please contact:

Phone: 516-594-0005 x 221